ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
Q4 RESULTS AND DECEMBER 31, 2024 FINANCIAL POSITION

VERO BEACH, Florida -- February 12, 2025 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's unaudited Q4 results and December 31, 2024 financial position.

ARMOUR's Q4 2024 Results
◦GAAP net loss related to common stockholders of $(49.4) million or $(0.83) per common share.
◦Net interest income of $12.7 million.
◦Distributable Earnings available to common stockholders of $46.5 million, which represents $0.78 per common share (see explanation of this non-GAAP measure on page 5).
◦Average interest income on interest earning assets of 4.81% and interest cost on average interest bearing liabilities of 5.01%.
◦Economic interest income was 4.77% less economic interest expense of 3.24% for an economic net interest spread of 1.53% (see explanation of this non-GAAP measure on page 7).
◦Raised $136.2 million of capital by issuing 7,205,653 shares of common stock through an at the market offering program.
◦Paid common stock dividends of $0.24 per share per month, or $0.72 per share for Q4.

ARMOUR's December 31, 2024 Financial Position
◦Book value per common share of $19.07, compared to $20.76 at September 30, 2024.
◦Total economic return, which is change in book value for the period plus common dividends paid for the quarter, was (4.67)% for Q4 2024 and (2.62)% for 2024.
◦Liquidity, including cash and unencumbered agency and U.S. government securities, of $608.0 million.
◦Agency mortgage-backed securities ("MBS") portfolio totaled $12.4 billion.
◦Repurchase agreements, net totaled $10.7 billion; 45.7% were with ARMOUR affiliate BUCKLER Securities LLC.
◦Debt to equity ratio of 7.87:1 (based on repurchase agreements divided by total stockholders’ equity). Implied leverage, including forward settling sales and unsettled purchases was 7.95:1.
◦Interest Rate swap contracts totaled $7.2 billion of notional amount.

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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025
Company Update
At the close of business on February 10, 2025:
◦Common stock outstanding of 76,414,932 shares.
◦7.00% Cumulative Redeemable Preferred C Stock ("Series C Preferred Stock") with liquidation preference totaling approximately $171.6 million.
◦Liquidity, including cash and unencumbered securities, exceeded $802 million. MBS principal and interest receivable due in February 2025 totaled $139.2 million.
◦Securities portfolio included approximately $14.7 billion of Agency MBS (including TBA Securities).
◦Through February 4, 2025 raised $259.0 million of capital by issuing 14,002,466 shares of common stock and $0.4 million of capital by issuing 17,364 shares of Series C Preferred Stock through at the market offering programs.
◦Debt to equity ratio (based on repurchase agreements divided by total stockholders' equity) was 6.59 to 1; Implied leverage, including TBA Agency Securities and forward settling securities was 7.94 to 1.
Book value per common share consisted of:

	December 31, 2024	December 31, 2023
	(in millions except per share)
Common stock, at par value - 62,412,116 and 48,798,954 shares outstanding, respectively	$0.1	$0.1
Additional paid-in capital	4,585.7	4,318.2
Cumulative distributions to stockholders	(2,383.5)	(2,220.6)
Accumulated net loss	(840.9)	(826.5)
Total Stockholders' Equity	$1,361.4	$1,271.2
Less: liquidation preference - 7.00% Cumulative Redeemable Preferred C Stock - 6,846,978 shares outstanding	(171.2)	(171.2)
Equity Attributable to Common Stockholders	$1,190.2	$1,100.0
Book value per common share	$19.07	$22.54
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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025
The major drivers of the change in the Company's financial position were:

	Q4 2024	Q3 2024
	(in millions)
Total Stockholders' Equity – Beginning	$1,316.9	$1,161.3
Income (Loss)
Investment in securities:
Gain (Loss) on MBS	$(404.1)	$306.1
Gain (Loss) on U.S. Treasury Securities	29.2	(21.7)
Gain (Loss) on TBA Securities	(1.6)	39.1
Gain (Loss) on interest rate swaps	287.3	(232.6)
Gain (Loss) on futures contracts	41.6	(16.4)
Net Interest Income	12.7	1.8
Total Expenses after fees waived (1)	(11.5)	(10.4)
Net Income (Loss)	$(46.4)	$65.9
Preferred stock dividends	(3.0)	(3.0)
Common stock dividends	(42.9)	(37.5)
Capital Activities
Issuance of common stock	136.8	130.2
Total Stockholders' Equity – Ending	$1,361.4	$1,316.9
(1)The Company’s external manager waived a portion of its contractual management fee at the rate of $1.65 million per quarter for each of Q4 2024 and Q3 2024.
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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025

Condensed Balance Sheet (unaudited)	December 31, 2024	December 31, 2023
	(in millions)
Assets
Cash	$68.0	$221.9
Cash collateral posted to counterparties	78.2	37.0
Agency Securities, at fair value	12,439.4	11,159.8
Derivatives, at fair value	908.1	877.4
Accrued interest receivable	52.8	47.1
Prepaid and other	1.4	1.2
Total Assets	$13,547.9	$12,344.4

Liabilities
Repurchase agreements, net	$10,713.8	$9,648.0
Obligations to return securities received as collateral, at fair value	493.4	350.3
Cash collateral posted by counterparties	833.9	860.1
Payable for unsettled purchases	103.5	171.5
Derivatives, at fair value	1.3	5.0
Accrued interest payable- repurchase agreements	32.1	26.5
Accrued interest payable- U.S. Treasury Securities sold short	3.8	5.0
Accounts payable and other accrued expenses	4.7	6.8
Total Liabilities	$12,186.5	$11,073.2

Stockholders’ Equity
7.00% Cumulative Redeemable Preferred C Stock ($0.001 par value per share, $25.00 per share liquidation preference)	$—	$—
Common stock ($0.001 par value per share)	0.1	0.1
Additional paid-in capital	4,585.7	4,318.2
Cumulative distributions to stockholders	(2,383.5)	(2,220.6)
Accumulated net loss	(840.9)	(826.5)
Total Stockholders’ Equity	1,361.4	1,271.2
Total Liabilities and Stockholders’ Equity	$13,547.9	$12,344.4

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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025
Distributable Earnings
Distributable Earnings is a non-GAAP measure defined as net interest income plus TBA Drop Income adjusted for the net coupon effect of interest rate swaps and futures contracts minus net operating expenses. Distributable Earnings is based on the historical cost basis of our Agency Securities, interest rate swaps and futures contracts. Distributable Earnings differs, potentially significantly, from net interest income and from net income (loss) (which includes realized gains and losses and market value adjustments).

For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.

Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “TBA Drop Income,” because the TBA contract is essentially equivalent to a leveraged investment in the underlying Agency Securities. The amount of TBA Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and TBA Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Regulation G Reconciliations
Distributable Earnings and Distributable Earnings per common share
The Company believes that Distributable Earnings and Distributable Earnings per common share may be useful to investors because our Board of Directors may consider Distributable Earnings and Distributable Earnings per common share as part of its deliberations when determining the level of dividends on our common stock. Distributable Earnings and Distributable Earnings per common share tend to be more stable over time and this practice is designed to increase the stability of our common stock dividend from month to month. However, because Distributable Earnings is an incomplete measure of the Company’s financial performance and involves significant differences from net interest income and net income (loss) computed in accordance with GAAP, Distributable Earnings should be considered as supplementary to, and not as a substitute for, the Company’s net interest income and net income (loss) computed in accordance with GAAP as a measure of certain aspects of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025
The elements of ARMOUR’s Distributable Earnings and Distributable Earnings per common share and a reconciliation of those amounts to the Company’s Net Interest Income, Net Income (Loss) and Net Income (Loss) per common share appear below:

	Q4 2024	Q3 2024
	($ in millions except, share and per share)
Net Interest Income	$12.7	$1.8
TBA Drop and interest margin loss	—	(0.6)
Net interest income on interest rate swaps	47.3	63.4
Net interest income on futures contracts	1.0	0.8
Total Expenses after fees waived	(11.5)	(10.4)
Distributable Earnings	$49.5	$55.0
Dividends on Preferred Stock	(3.0)	(3.0)
Distributable Earnings available to common stockholders	$46.5	$52.0
Distributable Earnings per common share	$0.78	$1.00

Net Income (Loss)	$(46.4)	$65.9
Items Excluded from Distributable Earnings:
(Gain) Loss on MBS	404.1	(306.1)
(Gain) Loss on U.S. Treasury Securities	(29.2)	21.7
(Gain) Loss on TBA Securities, less TBA Drop Income (loss)	1.6	(39.7)
(Gain) Loss on futures contracts	(40.6)	17.2
(Gain) Loss on interest rate swaps	(240.0)	296.0
Total items excluded	$95.9	$(10.9)
Distributable Earnings	$49.5	$55.0
Dividends on Preferred Stock	(3.0)	(3.0)
Distributable Earnings available to common stockholders	$46.5	$52.0
Distributable Earnings per common share	$0.78	$1.00

Net Income (Loss)	$(46.4)	$65.9
Dividends on Preferred Stock	(3.0)	(3.0)
Net Income (Loss) available (related) to common stockholders	$(49.4)	$62.9
Net Income (Loss) per common share	$(0.83)	$1.21
Weighted average common shares outstanding	59,370,975	51,832,743

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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025
Economic Interest Income, Economic Interest Expense, Economic Net Interest Income/Net Interest Spread and Economic Net Yield on Interest Earning Assets
The Company believes that these non GAAP measures, which include the effects of TBA drop income and net interest income (expense) on interest rate swaps and futures contracts, may be useful to investors because they reflect items that we consider in the management of the Company’s investment portfolio and related funding. The Company believes that the inclusion in economic net interest income of interest rate swaps and futures contracts, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and their inclusion is more indicative of the Company’s total cost of funds than interest expense alone. It does not include all interest earning assets and interest bearing liabilities, such as cash collateral posted by counterparties. Accordingly, it is not a substitute for net interest income or net income (loss) determined in accordance with GAAP and should be considered as supplementary to such GAAP measures as a measure of certain aspects of the Company’s financial performance.

	Q4 2024
	(in millions)
	Income (Expense)	Average Balance	Average Rate
Interest Bearing Assets:
Agency Securities, Net of Amortization	$152.0	$12,600.7	4.83%
Cash Equivalents & Treasury Securities	0.5	74.5	2.54%
Total Interest Income/Average Interest Earning Assets	152.5	12,675.2	4.81%
TBA drop income (loss)/Implied Average TBA Securities	0.1	116.7	0.32%
Economic interest income	$152.6	$12,791.9	4.77%

Interest Bearing Liabilities:
Repurchase Agreements	$(134.3)	$10,662.4	(5.04)%
Treasury Securities Sold Short	(5.5)	501.4	(4.39)%
Total Interest Expense/Average Interest Bearing Liabilities	(139.8)	11,163.8	(5.01)%
Implied Average TBA Funding Positions	—	113.5	—%
Net interest income (expense) on interest rate swaps	47.3	—	1.70%
Net interest income (expense) on futures contracts	1.0	—	0.04%
Economic interest expense	$(91.5)	$11,277.3	(3.24)%
Economic net interest income/net interest spread	$61.1		1.53%
Economic net yield on interest earning assets			1.91%
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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025

	Q3 2024
	(in millions)
	Income (Expense)	Average Balance	Average Rate
Interest Bearing Assets:
Agency Securities, Net of Amortization	$125.7	$10,310.5	4.87%
Cash Equivalents & Treasury Securities	1.4	77.3	7.28%
Total Interest Income/Average Interest Earning Assets	127.1	10,387.8	4.89%
TBA drop income (loss)/Implied Average TBA Securities	(0.7)	986.7	(0.30)%
Economic interest income	$126.4	$11,374.5	4.44%

Interest Bearing Liabilities:
Repurchase Agreements	$(119.6)	$8,572.7	(5.58)%
Treasury Securities Sold Short	(5.6)	517.1	(4.33)%
Total Interest Expense/Average Interest Bearing Liabilities	(125.2)	9,089.8	(5.51)%
Implied Average TBA Funding Positions	—	894.6	—%
Net interest income (expense) on interest rate swaps	63.4	—	2.79%
Net interest income (expense) on futures contracts	0.8	—	0.03%
Economic interest expense	$(61.0)	$9,984.4	(2.44)%
Economic net interest income/net interest spread	65.3		2.00%
Economic net yield on interest earning assets			2.30%

Dividends
ARMOUR paid monthly cash dividends of $0.24 per share of the Company’s common stock each month in Q4 2024. On January 30, 2025, a cash dividend of $0.24 per outstanding common share was paid to holders of record on January 15, 2025. We have also declared a cash dividend of $0.24 per outstanding common share payable February 27, 2025 and March 27, 2025 to holders of record on February 14, 2025 and March 17, 2025, respectively. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.

ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q4 2024. On January 27, 2025, a cash dividend of $0.14583 per outstanding share of Series C Preferred Stock was paid to holders of record on January 15, 2025. We have also declared cash dividends of $0.14583 per outstanding share of Series C Preferred Stock payable February 27, 2025 to holders of record on February 15, 2025 and payable March 27, 2025 to holders of record on March 15, 2025.

The Company's Series C Preferred Stock dividends for 2024 will be treated 100.00% as fully taxable ordinary income. Common stock dividends for 2024 will be treated 85.18% as taxable ordinary income and 14.82% as non-taxable return of capital.

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ARMOUR Residential REIT, Inc. Announces Q4 Results and December 31, 2024 Financial Position

February 12, 2025
Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q4 2024 operating results on Thursday, February 13, 2025, at 9:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://event.choruscall.com/mediaframe/webcast.html?webcastid=JUgGiqtR. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Investors, security holders and other interested persons may find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:

investor@armourreit.com

Gordon Harper
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340
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